Exhibit 10.1

RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
BOISE CASCADE COMPANY 2016 INCENTIVE COMPENSATION PLAN

Participant:	[ ]

Grant Date:	February 23, 2017

Number of Restricted Stock Units (the “RSUs”):    [                        ]

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date above, is entered into by and between Boise Cascade Company, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Boise Cascade Company 2016 Incentive Compensation Plan (the “Plan”).

1.    Incorporation by Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments to the Plan adopted at any time unless such amendments are expressly intended not to apply to this Agreement), and the terms and provisions of the Plan are made a part of and incorporated in this Agreement as if they were set forth in this Agreement.  Any capitalized term not defined in this Agreement shall have the meaning given in the Plan.  The Participant acknowledges receipt of a copy of the Plan and that he or she has read the Plan carefully and fully understands it.  If there is any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan control.

2.     Grant of Restricted Stock Unit Award.  The Company grants to the Participant, as of the Grant Date, the number of RSUs specified above.  Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. No adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.     Vesting.  The RSUs subject to this Award are subject to a time-based vesting condition (the “Time-Based Condition”).

(a)    Time-Based Condition.  RSUs will satisfy the Time-Based Condition and vest and become payable on the dates indicated below:

Vesting Date	Number of RSUs satisfying Time- Based Condition
March 1, 2018	33 1/3% of the RSUs
March 1, 2019	33 1/3% of the RSUs
March 1, 2020	33 1/3% of the RSUs

Except as otherwise provided in this Section 3, a Participant must be employed on the applicable vesting date to vest in the applicable portion of the RSUs.

(b)    No Partial Vesting; Forfeiture. Except as provided pursuant to Section 3(d)(ii), there shall be no proportionate or partial vesting prior to each vesting date.  In the event of a Participant’s Termination for any reason other than as specified in Section 3(d), all unvested RSUs shall be forfeited immediately following such Termination and the Participant shall have no further rights under this Agreement.

(c)    Change in Control.  If a Change in Control which constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation,” or a “change in the ownership of a substantial portion of the assets of the corporation,” as those terms are defined pursuant to Section 409A of the Internal Revenue Code and the regulations thereunder, occurs, then the Time-Based Condition shall be satisfied for all RSUs as of the date of the Change in Control and the RSUs shall vest and become payable as of the date of the Change in Control so long as the Participant has not incurred a Termination prior to the Change in Control; provided that this Section 3(c) shall not apply if the RSUs are replaced by an equivalent award providing for accelerated vesting in connection with the Participant’s Termination following the Change in Control, as determined by the Committee in its sole discretion.

(d)    Termination due to death, Disability, or Retirement.

i.In the event of a Participant’s Termination due to death or Disability, the Time-Based Condition shall be satisfied as of the date of death or Disability for all unvested RSUs.

ii.In the event of a Participant’s Termination due to Retirement, a pro rata portion of the current tranche of unvested RSUs shall be deemed to have satisfied the Time-Based Condition as of the Participant’s Retirement date. The pro rata portion shall be calculated as 33 1/3% of the granted RSUs, multiplied by a fraction, the numerator of which is the number of full calendar months elapsed from the March 1 preceding the Participant’s Retirement date through the Participant’s Retirement date, and the denominator of which is 12. If the Participant’s Retirement date is March 1, the Participant shall receive only the RSUs vesting pursuant to Section 3(a) on the vesting date coincident with the Retirement date and no additional pro rata portion. For purposes of this Agreement, “Retirement” means the Participant’s Termination after attainment of age 62 and completion of at least 15 years of employment with the Company and its predecessors, or age 65 regardless of length of employment.

(e)     Vested RSUs.  RSUs that have satisfied the Time-Based Condition are referred to as “Vested RSUs”.

4.     Payment.

(a)	General. Vested RSUs will be paid to the Participant in whole shares of Common Stock.
(b)Time of Payment. The designated payment date shall be the applicable vesting date in the table in Section 3(a) for RSUs vesting pursuant to Section 3(a); the date of Change in Control for RSUs vesting pursuant to Section 3(c); and the date of death, Disability, or Retirement, as applicable, for RSUs vesting pursuant to Section 3(d). Delivery of shares pursuant to this Agreement shall be made within 14 days following the designated payment date.
(c)Short-Term Deferral. This Award is intended to satisfy the “short-term deferral” rules of Section 409A of the Internal Revenue Code and the regulations thereunder and therefore is not subject to Section 409A of the Internal Revenue Code. If it is determined that this Award is not a short-term deferral, the administration of this Award shall comply with Section 409A of the Internal Revenue Code and the regulations thereunder.

5.    Dividends; Rights as Stockholder.  Cash dividends on shares of Common Stock underlying the RSUs shall be credited to a dividend book entry account on behalf of the Participant, provided that any cash dividends shall be held uninvested and without interest, shall be subject to the same vesting conditions as the RSUs to which they relate, and shall be paid in cash at the same time that the shares of Common Stock underlying the Vested RSUs (if any) are delivered to the Participant in accordance with Section 4.  Stock dividends on shares of

Common Stock underlying the RSUs shall be credited to a dividend book entry account on behalf of the Participant, provided that any stock dividends shall be subject to the same vesting conditions as the RSUs to which they relate, and shall be paid in shares of Common Stock at the same time that the shares of Common Stock underlying the Vested RSUs (if any) are delivered to the Participant in accordance with Section 4.  The Participant shall have no rights as a stockholder with respect to any shares of Common Stock underlying any RSU unless and until the Participant has become the holder of record of such shares.

6.    Non-Transferability.  No portion of the RSUs (or the shares of Common Stock underlying the RSUs) may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the RSUs as provided in Section 3, unless and until the shares are delivered to the Participant in accordance with Section 4 and the Participant has become the holder of record of the shares.

7.    Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to choice of law provisions.

8.    Tax Withholding.  The Company may deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs. If the Participant fails to remit any amounts requested by the Company, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement.  The Participant acknowledges that if he or she is or becomes Retirement-eligible prior to the final vesting date, FICA and SDI obligations may apply prior to any payment pursuant to Section 4. Any minimum statutory required withholding obligation with regard to the Participant shall be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant.

9.    Securities Representations.  This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant acknowledges, represents and warrants that:

(a)    The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 9.

(b)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

10.    Entire Agreement; Amendment.  This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the grant of RSUs, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  The Committee may, in its sole discretion, modify or amend this Agreement from time to time in accordance with and as provided in the Plan.  This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.  The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practical after the adoption of the modification or amendment.

11.    Notices.  Any notice by the Participant shall be given to the General Counsel of the Company in writing and such notice shall be deemed duly given upon receipt by the General Counsel.  Any notice by the Company shall be given to the Participant in writing and such notice shall be deemed duly given upon receipt at the address the Participant has on file with the Company.

12.     No Right to Employment.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee.

13.    Transfer of Personal Data.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan).  This authorization and consent is freely given by the Participant.

14.     Compliance with Laws.  The grant of RSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, the requirements of any applicable foreign and U.S. federal and state laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case the rules and regulations promulgated thereunder) and any applicable securities exchange requirement.  The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if issuance would violate any applicable requirements.  As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that the Company may deem necessary or appropriate to evidence compliance with any applicable law or regulation.

15.    Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign (except in accordance with Section 6) any part of this Agreement without the prior express written consent of the Company.

16.    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17.    Further Assurances.  Each party shall do and perform (or shall cause to be done and performed) all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as either party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated hereunder.

18.     Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in that jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties shall be enforceable to the fullest extent permitted by law.

19.    Acquired Rights.  The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded under this Agreement) give the Participant any right to any grants or awards in the future; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, resignation or any other Termination.

20.    Clawback.  The rights contained in this Agreement shall be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with the Participant, or (ii) any right or obligation that the Company may have regarding the clawback of incentive-based compensation under Section 10D of the Exchange Act, as amended (as determined by the rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission) or other applicable law.IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

BOISE CASCADE COMPANY

By:

Name:

Title:

PARTICIPANT

Name:

Signature Page to Restricted Stock Unit Agreement